                                                                    Exhibit 10.5

                                PROMISSORY NOTE
                                ---------------


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EXCEPT AS PROVIDED IN SECTION 8.2 OF THAT CERTAIN SENIOR NOTE AGREEMENT BETWEEN BORROWER AND LENDER DATED AS OF JANUARY 31, 2001, THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE ISSUER OF THIS SECURITY OR AN AFFILIATE OF THE ISSUER, OR (B) PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.


                                                                Houston, Texas
U.S. $270,000,000                                              January 31, 2001


     FOR VALUE RECEIVED, THE BRANIGAR ORGANIZATION, INC., an Illinois corporation (Borrower), hereby promises to pay to the order of Pure Partners, L.P., a Delaware limited partnership (Lender), on or before the Maturity Date the principal sum of Two Hundred Seventy Million Dollars ($270,000,000) or such lesser amount as shall equal the aggregate unpaid principal amount of all Loans made to Borrower by Lender pursuant to the terms and conditions of that certain Senior Note Agreement between Borrower and Lender, dated as of even date herewith (as from time to time amended or supplemented, the Agreement), in lawful money of the United States of America in immediately available funds to an account in Lender's name at a bank in New York, New York designated in writing by Lender, on the dates and in the principal amounts provided in the Agreement.

     Borrower also promises to pay interest on the unpaid principal amount of the Loans in like money to said account from the date the Loans are made until paid at the rate as determined in the Agreement on the dates provided in Section
3.1 of the Agreement.

     This Note is the "Note" referenced in the Agreement and is entitled to the benefits of the Agreement. Except as otherwise provided in the Agreement, this
Note is not subject to voluntary prepayment, in whole or in part. Capitalized terms used in this Note without definition shall have the meanings set forth in the Agreement for such terms.

     In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     Except as otherwise provided in the Agreement, Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     This Note shall be construed in accordance with and be governed by the internal laws of the State of New York.

                              THE BRANIGAR ORGANIZATION, INC.


                              By: /s/ ROBERT A. KRISCUNAS
                                  ---------------------------------
                                      Name: Robert A. Kriscunas
                                      Title: Agent and Attorney-in-Fact

                      ADVANCES AND PAYMENTS OF PRINCIPAL

                                  Amount of
                  Amount of     Principal Paid     Unpaid Balance      Notation
        Date       Advance        or Prepaid           Balance          Made By
        ----       -------        ----------           -------          -------

      1/31/01    188,039,173         ---             188,039,173        /s/ RAK

                                       1